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                                                                        Ex. 23.5


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Focus Media Holding Limited:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG

Hong Kong, China
October 24, 2007